Exhibit 99.1

Citius Oncology, Inc. Announces First Reported Revenue Following Successful Launch of LYMPHIR™

Company reports $3.9 million in revenue generated from initial sales in December 2025 and provides first fiscal quarter 2026 financial results

CRANFORD, N.J., February 13, 2026– Citius Oncology, Inc. (“Citius Oncology”) (Nasdaq: CTOR), the oncology-focused subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today reported financial results for the fiscal first quarter ended December 31, 2025, and provided a business update.

“The first quarter of fiscal 2026 marked a pivotal inflection point for Citius Oncology with the successful U.S. commercial launch of LYMPHIR and the Company’s first reported revenue,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology and Citius Pharma. “This transition from a development-stage organization to a commercial oncology company reflects years of deliberate preparation and coordination across our clinical, manufacturing, distribution, and commercial infrastructure.”

“With initial distributor sales complete nationwide, we are now focused on accelerating physician adoption and expanding patient access. Since the start of calendar 2026, physicians have begun to initiate patients on LYMPHIR, and our formulary review efforts are progressing as planned. We are preparing to expand our field presence to support a highly concentrated prescriber base in this rare cancer setting, supported by an advanced AI-enabled commercial platform designed to drive efficient market penetration,” added Mazur.

“As LYMPHIR is now broadly available, we remain focused on execution, capital management, and evaluating strategic opportunities that we believe can meaningfully enhance long-term shareholder value,” concluded Mazur.

Business Highlights and Subsequent Developments

●	Initiated U.S. commercial launch of LYMPHIR™ (denileukin diftitox-cxdl) in December 2025, establishing Citius Oncology as a commercial-stage oncology company with an FDA-approved IL-2 receptor-directed immunotherapy for adult patients with relapsed or refractory Stage I–III cutaneous T-cell lymphoma (CTCL) following at least one prior systemic therapy;

●	Established nationwide specialty distribution infrastructure, completing initial distributor sales to ensure immediate product availability across U.S. treatment centers and support rapid physician adoption;

●	Initiated treatment of CTCL patients at leading U.S. cancer centers;

●	Deployed an AI-enabled commercial platform to drive targeted physician engagement, optimize field execution, and efficiently penetrate a highly concentrated prescriber base; and,

●	Advanced international access strategy outside the U.S. through regional distribution partners and Named Patient Programs (NPPs) in key European and Middle Eastern markets, enabling patient access where permitted by local law without constituting commercial approval;

●	Continued to expand long-term value optionality through investigator-initiated Phase I combination studies evaluating LYMPHIR:

○	in combination with pembrolizumab in patients with recurrent solid tumors; and,

○	as part of lymphodepletion regimens prior to CAR-T therapy, supporting potential future label expansion opportunities.

First Quarter 2026 Financial Highlights

●	Cash and cash equivalents totaled $7.3 million as of December 31, 2025;

●	Completed a registered offering in December 2025, generating net proceeds of approximately $15.1 million;

●	Revenue of $3.9 million during the quarter ended December 31, 2025 reflects sales related to the launch of LYMPHIR;

●	Research and development expenses were $1.0 million, compared to $1.3 million in the prior-year period, reflecting reduced clinical development activity;

●	General and administrative expenses were $2.9 million, compared to $3.3 million in the prior-year period;

●	Stock-based compensation expense totaled $4.0 million, primarily related to equity grants issued in September 2025, compared to $1.8 million in the prior-year period; and,

●	Net loss for the quarter was $5.5 million, or $(0.06) per share, compared to a net loss of $6.7 million, or $(0.09) per share, for the prior-year period.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 75% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to maintain Nasdaq’s continued listing standards; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; risks relating to the results of research and development activities, including those from any new pipeline assets; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2025	September 30, 2025
Current Assets:
Cash and cash equivalents	$7,295,451	$3,924,908
Accounts receivable, net of allowances	4,049,111	—
Inventory	22,639,342	22,286,693
Prepaid expenses	3,162,940	1,331,280
Total Current Assets	37,146,844	27,542,881

Other Assets:
In-process research and development, net of accumulated amortization	72,826,562	73,400,000
Total Other Assets	72,826,562	73,400,000

Total Assets	$109,973,406	$100,942,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,446,900	$13,234,684
License payable	18,250,000	22,650,000
Accrued expenses	4,518,916	4,093,124
Due to related party	11,494,578	9,513,771
Total Current Liabilities	44,710,394	49,491,579

Deferred tax liability	3,049,200	2,784,960
Note payable to related party	3,800,111	3,800,111
Total Liabilities	51,559,705	56,076,650
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 400,000,000 shares authorized at December 31, 2025 and September 30, 2025; 84,797,846 and 83,513,442 shares issued and outstanding at December 31, 2025 and September 30, 2025, respectively	8,480	8,351
Additional paid-in capital	127,979,246	108,897,836
Accumulated deficit	(69,574,025)	(64,039,956)
Total Stockholders’ Equity	58,413,701	44,866,231
Total Liabilities and Stockholders’ Equity	$109,973,406	$100,942,881

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2025	2024
Revenue	$3,944,111	$—
Cost of revenues	(789,208)	—
Gross Profit	3,154,903	—

Operating Expenses
Research and development	1,018,352	1,264,508
Amortization of in-process research and development	573,438	—
General and administrative	2,859,339	3,321,979
Stock-based compensation – general and administrative	3,956,050	1,808,478
Total Operating Expenses	8,407,179	6,394,965

Operating Loss	(5,252,276)	(6,394,965)

Other Income (Expense)
Interest income	28,288	—
Interest expense	(45,841)	—
Total Other Income (Expense), Net	(17,553)	—
Loss before Income Taxes	(5,269,829)	(6,394,965)
Income tax expense	264,240	264,240

Net Loss	$(5,534,069)	$(6,659,205)

Net Loss Per Share - Basic and Diluted	$(0.06)	$(0.09)

Weighted Average Common Shares Outstanding
Basic and diluted (includes pre-funded warrants from the December 2025 offering)	87,462,385	71,552,402

CITIUS ONCOLOGY, INC.

Condensed Consolidated STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(5,534,069)	$(6,659,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,956,050	1,808,478
Amortization of in-process research and development	573,438	-
Deferred income tax expense	264,240	264,240
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(4,049,111)	-
Inventory	(352,649)	(6,112,603)
Prepaid expenses	(1,831,660)	-
Accounts payable	(2,787,784)	2,162,955
Accrued expenses	425,792	6,228,612
Due to related party	1,980,807	2,307,523
Net Cash (Used In) Provided By Operating Activities	(7,354,946)	-
Cash Flows From Investing Activities
License payments	(4,400,000)	-
Net Cash Used In Investing Activities	(4,400,000)	-
Cash Flows From Financing Activities
Net proceeds from issuance of common stock	15,125,489	-
Net Cash Provided by Financing Activities	15,125,489	-
Net Change in Cash and Cash Equivalents	3,370,543	-
Cash and Cash Equivalents – Beginning of Period	3,924,908	112
Cash and Cash Equivalents – End of Period	$7,295,451	$112
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Interest Paid	$14,460	$-